Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)
Registration Statement (Form S-8 No. 333-80937) of G-III Apparel Group, Ltd.,

(2)
Registration Statement (Form S-8 No. 333-115010) of G-III Apparel Group, Ltd.,

(3)
Registration Statement (Form S-8 No. 333-125804) of G-III Apparel Group, Ltd.,

(4)
Registration Statement (Form S-8 No. 333-143974) of G-III Apparel Group, Ltd.,

(5)
Registration Statement (Form S-8 No. 333-160056) of G-III Apparel Group, Ltd.,

(6)
Registration Statement (Form S-8 No. 333-205602) of G-III Apparel Group, Ltd.

of our reports dated April 2, 2018, with respect to the consolidated financial statements and schedule of G-III Apparel Group, Ltd. and subsidiaries and the effectiveness of internal control over financial reporting of G-III Apparel Group, Ltd. and subsidiaries included in this Annual Report (Form 10-K) of G-III Apparel Group, Ltd. and subsidiaries for the year ended January 31, 2018.
/s/ Ernst & Young LLP
New York, New York
April 2, 2018